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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
International Bancshares Corporation:

        We consent to the incorporation by reference in the registration statement (No. 333-128147) on Form S-8 of International Bancshares Corporation of our reports dated February 28, 2008, with respect to the consolidated statement of condition of International Bancshares Corporation and subsidiaries as of December 31, 2007, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for the year-ended December 31, 2007, and internal control over financial reporting as of December 31, 2007, which reports are incorporated by reference and included in the December 31, 2007 annual report on Form 10-K of International Bancshares Corporation.

/s/ McGladrey & Pullen, LLP

Dallas, Texas
February 29, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
International Bancshares Corporation:

        We consent to the incorporation by reference in the registration statement (No. 333-128147) on Form S-8 of International Bancshares Corporation of our report dated February 28, 2007, with respect to the consolidated statement of condition of International Bancshares Corporation and subsidiaries as of December 31, 2006, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2006, which report appears in the December 31, 2007 annual report on Form 10-K of International Bancshares Corporation. Our report on the consolidated financial statements refers to a change in the method of accounting for stock-based compensation in 2006.

/s/ KPMG, LLP

San Antonio, Texas
February 29, 2008

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM